UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2021

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	VCYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2021, following recommendation from the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Veracyte, Inc. (the “Company”), the Board appointed Muna Bhanji to serve as a director of the Company, effective March 19, 2021. Ms. Bhanji will serve as a Class II director whose term will expire at the Company’s 2021 annual meeting of stockholders. In connection with her appointment as a director, Ms. Bhanji has been appointed to the Nominating and Corporate Governance Committee and the Regulatory and Compliance Committee of the Board.

There is no arrangement or understanding between Ms. Bhanji and any other persons pursuant to which he was selected as a director. Ms. Bhanji has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment to the Board, and in accordance with the Company’s non-employee director compensation program, Ms. Bhanji will receive an annual cash retainer of $40,000 for serving on the Board, a $5,000 annual cash retainer in connection with her service on the Nominating and Corporate Governance Committee of the Board, a $5,000 annual cash retainer in connection with her service on the Regulatory and Compliance Committee of the Board, and annual cash retainers for service on any other committees of the Board to which Ms. Bhanji is appointed, if any. In addition, in accordance with the Company’s 2013 Stock Incentive Plan (the “Plan”), on the effective date of her appointment, Ms. Bhanji will receive restricted stock units (“RSUs”) valued at $600,000 on the date of grant. The RSUs will vest and become exercisable as to one-third of the shares on each of the first, second and third annual anniversaries of the date of grant subject to Ms. Bhanji’s continued service as a director on each such date. The RSUs will vest in full upon a change in control of the company (as defined in the Plan). She will also be entitled to an annual RSU grant in future years in accordance with the Plan.

Ms. Bhanji has entered into the Company’s standard form of indemnity agreement for non-executive directors, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on October 7, 2013 (File No. 333-191282). The agreement will be effective upon Ms. Bhanji’s appointment to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 22, 2021

VERACYTE, INC.

		By:	/s/ Keith Kennedy
		Name:	Keith Kennedy
		Title:	Chief Financial Officer
(Principal Financial Officer)